STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

EAD LAW GROUP, LLC
6671 S. LAS VEGAS BLVD BUILDING D SUITE 210-239
LAS VEGAS, NV 89119

Job:C20171025-1424
October 25, 2017

Special Handling Instructions:
Amendment filed and emailed 10/25/17 ajw

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20170452143-69	10/25/2017 1:03:16 PM	1	$200.00	$200.00
24 Hour Expedite	20170452143-69	10/25/2017 1:03:16 PM	1	$125.00	$125.00
Total					$325.00

Payments

Type	Description	Amount
Credit	50897334755164613030 90	$325.00
Total		$325.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

EAD LAW GROUP, LLC
6671 S. LAS VEGAS BLVD BUILDING D SUITE 210-239
LAS VEGAS, NV 89119

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170452143-69
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 10/25/2017 1:03 PM
	Entity Number E0310132017-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ATLANTIC ACQUISITION II, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

3. Authorized Stock: The authorized shares of stock of the corporation shall be 320,000,000 consisting of 300,000,000 shares of common stock par value $0.0001 and 20,000,000 shares of preferred stock with par value of $0.0001 and with rights and terms to be determined by the Board of Directors at the time of their issuance.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: in excess of 51%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.